                                                                       EXHIBIT 5

                                                                    June 7, 2000

Board of Directors
Robert Half International Inc.
2884 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Dear Sirs:

    I have reviewed the StockPlus Plan of Robert Half International Inc. in connection with the filing of a Registration Statement on Form S-8 for the registration of 2,000,000 additional shares to be offered and sold thereunder.

    It is my opinion that newly issued shares, when offered and sold pursuant to the terms of such plan for not less than their par value, will be legally issued, fully paid and non-assessable. I express no opinion regarding treasury shares.

    I consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                                /s/ Ava Chan
                                          -------------------------------------
                                                    Ava Chan
                                                    ASSOCIATE COUNSEL